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                                                                    Exhibit 23.1



                       Consent of Independent Accountants



The Board of Directors
WorldCorp, Inc.:

We consent to the use of our report included in WorldCorp's Annual Report on Form 10-K for the year ended December 31, 1994 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report on the consolidated financial statements refers to changes in the methods of accounting for postretirement benefits other than pensions and income taxes.

We consent to the use of our report with respect to the balance sheets of US Order, Inc. as of December 31, 1994 and 1993, and the related statements of operations, stockholders' equity (deficit) and cash flows and the related financial statement schedule for each of the years in the three-year period ended December 31, 1994, dated January 20, 1995, except as to note 4(b), which is as of February 16, 1995, and note 13, which is as of April 6, 1995, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG PEAT MARWICK LLP

Washington, D.C.

August 21, 1995